As filed with the Securities and Exchange Commission on November 3, 2006
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            MUELLER INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)


              Delaware                            25-0790410
              --------                            ----------
     (State or other jurisdiction             (I.R.S. Employer
 of incorporation or organization)          Identification Number)

                              8285 Tournament Drive
                                    Suite 150
                            Memphis, Tennessee 38125
                            ------------------------
          (Address, including zip code, of principal executive offices)

                 Mueller Industries, Inc. 2002 Stock Option Plan
                            (Full title of the plan)

                             Gary C. Wilkerson, Esq.
                  Vice President, General Counsel and Secretary
                            Mueller Industries, Inc.
                              8285 Tournament Drive
                                    Suite 150
                            Memphis, Tennessee 38125
                                 (901) 753-3200
                 ----------------------------------------------
 (Name, address (including zip code) and telephone number (including area code)
                              of agent for service)
                        --------------------------------
                                    COPY TO:
                             Serge Benchetrit, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

                                           CALCULATION OF REGISTRATION FEE

--------------------------- -------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed maximum       Proposed maximum
Title of securities to be      Amount to be          offering price       aggregate offering          Amount of
registered                    registered (1)         per share (2)             price (2)          registration fee
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
Common Stock, $0.01 par
value per share                  1,000,000               $35.03             $35,030,000.00            $3,748.21
--------------------------- -------------------- ----------------------- ---------------------- ----------------------

(1) This Registration Statement covers an additional 1,000,000 shares of common stock of Mueller Industries, Inc., par value $0.01 per share (the "Common Stock") authorized to be issued under the Mueller Industries, Inc. 2002 Stock Option Plan (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act, based on the average of high and low prices reported on the New York Stock Exchange on November 2, 2006.

                                Explanatory Note

     This Registration Statement on Form S-8, which incorporates by reference the Registrant's previous Registration Statement on Form S-8 (Registration No. 333-91238), is being filed by the Registrant solely to register additional securities issuable pursuant to its 2002 Stock Option Plan. Accordingly, this Registration Statement consists only of those items required by General Instruction E to Form S-8.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Mueller Industries, Inc. (the "Company"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 1, 2006, July 1, 2006 and September 30, 2006 respectively, filed pursuant to the Exchange Act.

          (c) The Company's Current Reports on Form 8-K, filed on February 7, 2006, February 14, 2006 (two reports), February 16, 2006, April 17, 2006, April 25, 2006, May 9, 2006, May 10, 2006, July 25, 2006, August 4, 2006
     and October 24, 2006, respectively, pursuant to the Exchange Act.

          (d) The description of the Common Stock, which is contained in the Company's Registration Statement on Form 8-A, File No. 1-6770, dated January 22, 1991, filed pursuant to the Exchange Act, as amended by the Company's Form 8, dated February 12, 1991.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Willkie Farr & Gallagher LLP. Robert B. Hodes, a non-employee director of the Company and the beneficial owner of 38,648 shares of Common Stock, was Counsel to the law firm of Willkie Farr & Gallagher LLP in 2005.

Item 8.  EXHIBITS

Exhibit No.
-----------

     5 Opinion of Willkie Farr & Gallagher LLP, counsel to the Company, as to the legality of the shares of Common Stock to be issued.

     23.1 Consent of Ernst & Young LLP - Independent Registered Public Accounting Firm.

     23.2         Consent of Willkie Farr & Gallagher LLP (included in Exhibit
                  5).

     24           Power of Attorney (reference is made to the signature page).

Item 9.  UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 2nd day of November, 2006.

                                                  MUELLER INDUSTRIES, INC.


                                                  By:  /s/ Harvey L. Karp
                                                       -------------------------
                                                       Harvey L. Karp
                                                       Chairman of the Board

                                POWER OF ATTORNEY
                                -----------------


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harvey L. Karp and William D. O'Hagan, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                  Signature                                Title                                          Date
                  ---------                                -----                                          ----


/s/ Harvey L. Karp                               Chairman of the Board of                          November 2, 2006
----------------------------------------         Directors
Harvey L. Karp


/s/ William D. O'Hagan                           President, Chief Executive                        November 2, 2006
----------------------------------------         Officer and Director (Principal
William D. O'Hagan                               Executive Officer)



/s/ Kent A. McKee                                Executive Vice President and                      November 2, 2006
----------------------------------------         Chief Financial Officer
Kent A. McKee                                    (Principal Financial and
                                                 Accounting Officer)


/s/ Alexander P. Federbush                       Director                                          November 2, 2006
----------------------------------------
Alexander P. Federbush




/s/ Gennaro J. Fulvio                            Director                                          November 2, 2006
----------------------------------------
Gennaro J. Fulvio



/s/ Gary S. Gladstein                            Director                                          November 2, 2006
----------------------------------------
Gary S. Gladstein



/s/ Terry Hermanson                              Director                                          November 2, 2006
----------------------------------------
Terry Hermanson



/s/ Robert B. Hodes                              Director                                          November 2, 2006
----------------------------------------
Robert B. Hodes

                                  EXHIBIT INDEX


     Exhibit No.                              Description
----------------------   -------------------------------------------------------
          5              Opinion of Willkie Farr & Gallagher LLP, counsel to the
                         Company, as to the legality of the shares to be issued.

        23.1 Consent of Ernst & Young LLP - Independent Registered Public Accounting Firm.

        23.2             Consent of Willkie Farr & Gallagher LLP (contained in
                         Exhibit 5).

         24 Power of Attorney (reference is made to the signature page).